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                                                                 EXHIBIT 15.2




August 13, 1999



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

We are aware that our report dated August 13, 1999 on our review of interim financial information of Toyota Motor Credit Corporation for the period ended June 30, 1999 and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in its Registration Statement dated August 7, 1998 as amended by Amendment No. 1 dated August 18, 1998 (No. 333-60913).

Yours very truly,



/S/ PRICEWATERHOUSECOOPERS LLP